Exhibit 10.3

Intraware

INTRAWARE EMPLOYEE CHANGE OF CONTROL SEVERANCE POLICY

Initially Effective August 1, 2005; Amended and Restated October 19, 2008

A.	Purpose.

The Board of Directors of Intraware, Inc., has recognized that the possibility of a Change in Control (as hereinafter defined) exists and that the threat or the occurrence of a Change in Control can result in significant distractions to the Company’s personnel because of the uncertainties inherent in such a situation. The Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of its employees in the event of a threat or occurrence of a Change in Control and to ensure the employees’ continued dedication and efforts. Therefore, in order to induce the employees to remain in the employ of the Company, particularly in the event of a threat or the occurrence of a Change in Control, the Board has adopted this Policy. Capitalized terms that are not otherwise defined in the context in which they first appear are defined in Section F below.

B.	Severance Benefits Following Change of Control.

If,

- there is a Change of Control, and

- within one (1) year following such Change of Control, an Employee’s employment is either involuntarily terminated other than for Cause or is terminated by the Employee on the basis of Constructive Discharge, and

- no later than 45 days following his or her employment termination, the Employee executes and does not revoke a general release of claims in favor of the Company or surviving entity in substantially the form attached hereto as Exhibit A, Exhibit B, or Exhibit C, as appropriate (the “Release”), the Employee will receive the following:

1. If the Employee’s rank is that of Director (or the equivalent) or higher, or the Employee has been employed by the Company for five (5) or more years as of the date of termination:

(a) A lump sum cash payment in an amount equal to one-third ( 1/3) of the Employee’s then current annual salary;

(b) Company-paid Coverage until the earlier of (i) four (4) months from the date of termination, or (ii) the date the Employee and any applicable Employee dependents become covered under another employer’s group health or dental insurance plans that provide Employee and such Employee dependents with comparable benefits and levels of coverage; and

(c) A lump sum cash payment in an amount equal to 100% of the cost of providing life insurance coverage for a period of four (4) months at the same level of coverage as was provided to the Employee (and Employee’s dependents, if such coverage included the Employee’s dependents) immediately prior to the termination of the Employee’s employment.

2. If the Employee’s rank is below that of Director and the Employee’s position is a professional role, or the Employee has been employed by the Company for two (2) or more years but less than five (5) years as of the date of termination:

(a) A lump sum cash payment in an amount equal to one-fourth ( 1 /4) of the Employee’s then current annual salary;

(b) Company-paid Coverage until the earlier of (i) three (3) months from the date of termination, or (ii) the date the Employee and any applicable Employee dependents become covered under another employer’s group health or dental insurance plans that provide Employee and such Employee dependents with comparable benefits and levels of coverage; and

(c) A lump sum cash payment in an amount equal to 100% of the cost of providing life insurance coverage for a period of three (3) months at the same level of coverage as was provided to the Employee (and Employee’s dependents, if such coverage included the Employee’s dependents) immediately prior to the termination of the Employee’s employment.

3. If the Employee’s rank is below that of Director and the Employee’s position is a non-professional role (including but not limited to a support role), or the Employee has been employed by the Company for less than two (2) years as of the date of termination:

(a) A lump sum cash payment in an amount equal to one-sixth ( 1/6) of the Employee’s then current annual salary; and

(b) Company-paid Coverage until the earlier of (i) two (2) months from the date of termination, or (ii) the date the Employee and any applicable Employee dependents become covered under another employer’s group health or dental insurance plans that provide Employee and such Employee dependents with comparable benefits and levels of coverage;

(c) A lump sum cash payment in an amount equal to 100% of the cost of providing life insurance coverage for a period of two (2) months at the same level of coverage as was provided to the Employee (and Employee’s dependents, if such coverage included the Employee’s dependents) immediately prior to the termination of the Employee’s employment.

The above shall not limit any benefits to which the Employee is entitled under any Company equity compensation plan, including but not limited to the Company’s 1996 Stock Option Plan, 1999 Non-Qualified Acquisition Stock Option Plan and the 2006 Equity Incentive Plan.

For purposes of Title X of the Consolidated Budget Reconciliation Act of 1985 (“COBRA”), the date of the “qualifying event” for Employee and his or her dependents shall be the date upon which the Company-Paid Coverage terminates.

The Company, in its sole discretion, shall have the authority to reduce an Employee’s severance benefits hereunder by any other severance benefits, pay in lieu of notice, or other similar benefits payable to the Employee by the Company that become payable in connection with a written employment or severance agreement between the Employee and the Company. The Company shall not have the authority to reduce an Employee’s severance benefits, in whole or in part, based upon any payment to the Employee for any period of time when services to the Company are provided (including, without limitation, payment following notice pursuant to the Worker Adjustment and Retraining Notification (the “WARN Act”) or any similar foreign, federal or state law).

Subject to any delay required by Section H(1), all severance payments to which Employee is entitled shall be paid by the Company to Employee in cash on the 53rd calendar day after Employee’s termination of employment, but in no case prior to the effective date of the Release. If the Employee should die before all amounts have been paid, such unpaid amounts shall be paid in a lump-sum payment (less any withholding taxes) to the Employee’s designated beneficiary, if living, or otherwise to the personal representative of the Employee’s estate.

In the event the Employee’s termination occurs at a time during the calendar year where it would be possible for the Release to become effective in the calendar year following the calendar year in which the Executive’s termination occurs, any severance that would be considered Deferred Compensation Separation Benefits (as defined in Section H(1)) will be paid on the first payroll date to occur during the calendar year following the calendar year in which such termination occurs, or such later time as required by the payment schedule applicable to each payment or benefit, or by Section H(1).

C.	Amendment and Termination.

This Policy cannot be amended, altered, suspended or terminated in a manner that adversely affects an Employee except upon six (6) months’ prior written notice by the Company to the affected Employee, which notice cannot be given (i) after the occurrence of a Change of Control, or (ii) following or in connection with the approval by the Board of Directors of the Company of a Change of Control (unless such Change of Control is not reasonably expected to occur); provided, however, that no such amendment, alteration, suspension or termination shall affect the right to any unpaid benefit of any Employee whose termination date has occurred prior to amendment, alteration, suspension or termination of the Policy.

D.	Withholding.

All payments and benefits under this Policy will be subject to all applicable tax withholding.

E.	At-Will Nature of Employment.

The foregoing severance terms do not change the at-will nature of any Employee’s employment with the Company.

F.	Definitions.

1. “Cause” means (i) a material act of dishonesty by the Employee in connection with the Employee’s employment with the Company; (ii) the Employee’s conviction of, or plea of nolo contendere to, a felony; (iii) the Employee’s gross misconduct in connection with the performance of his or her duties; (iv) Employee’s death or permanent disability preventing him or her from performing the usual and necessary functions of his or her office; (v) the Employee’s material breach of his or her obligations as an employee of the Company; or (vi) the Employee’s failure to materially comply with the Company’s policies. With respect to clauses (iii), (v) and (vi), such actions shall not constitute Cause if they are cured by the Employee within thirty (30) days following delivery to the Employee of a written explanation specifying the basis for the Company’s belief that it has Cause, provided that the Company deems such action capable of being cured.

2. “Change of Control” means the occurrence of any of the following events:

(a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(b) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (i) are directors of the Company as of the date hereof, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

(c) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or such surviving entity’s parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or such surviving entity’s parent outstanding immediately after such merger or consolidation;

(d) The consummation of the sale or disposition by the Company of all or seventy-five percent (75%) or more of the Company’s assets.

(e) Any other event that the Board determines to be a Change of Control.

3. “Company” means Intraware, Inc. or an affiliate thereof that is based in the United States or any successor to the Company or such affiliate.

4. “Company-Paid Coverage” means one hundred percent (100%) Company-paid health and dental coverage at the same level of coverage as was provided to the Employee immediately prior to the termination of the Employee’s employment. If such coverage included the Employee’s dependents immediately prior to the termination, “Company-Paid Coverage” shall include coverage of such dependents.”

5. “Constructive Discharge” means (i) the occurrence of one or more of the following (“Constructive Discharge Events”): (a) a material reduction of at least ten percent (10%) in the

Employee’s base salary or target bonus potential under any applicable Company bonus plan, provided that “target bonus potential” shall not include any annual discretionary bonuses that may be awarded by the Company from time to time; (b) a material reduction in Employee’s authority or duties (other than a material reduction in authority or duties occurring solely by virtue of a Change of Control, as for example, when an Employee retains the position in the Company but the Company is a wholly-owned, privately-held subsidiary or division of a larger company, or other than a reduction other than for Cause); (c) the failure to provide the Employee with benefits that, in the aggregate, are substantially comparable in value to those to which similarly-situated employees of the acquiror are entitled; or (d) a change in the Employee’s principal work location to a location more than fifty (50) miles from the Employee’s principal work location immediately preceding the Change of Control, provided that the Employee’s commute is at least ten (10) miles longer as a result of the relocation compared to the Employee’s commute to the current location, and (ii) a Constructive Discharge Event continues for more than thirty (30) days after delivery of written notice by the Employee to the Company specifying the circumstances of the alleged Constructive Discharge, which notice must be delivered to the Company within five (5) business days of the Constructive Discharge Event, and (iii) Employee resigns from all positions with the Company or its successor within ten (10) days of the expiration of Company’s thirty (30) day cure period, where such Constructive Discharge Event is still ongoing.

6. “Employee” means any employee of the Company who is not an executive officer of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and who is not a party to a written change of control severance agreement with the Company.

G.	Certain Terminations Treated as Occurring After a Change of Control.

Notwithstanding anything in this Policy to the contrary, if, within three (3) months prior to the date on which a Change of Control occurs, the Employee’s employment with the Company is terminated by the Company other than by reason of the Employee’s death, permanent disability or circumstances that would constitute Cause, or the terms and conditions of the Employee’s employment are adversely changed in a manner that would constitute grounds for a termination of employment by the Employee by reason of a Constructive Discharge, and it is reasonably demonstrated that such termination of employment or adverse change (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control, or (ii) otherwise arose in connection with or in anticipation of the Change of Control, then for all purposes of this Policy such termination of employment shall be deemed to have occurred immediately after the Change of Control and shall be considered either termination of the Employee’s employment without Cause by the Company or termination of the Employee’s employment by the Employee by reason of a Constructive Discharge, as the case may be, entitling the Employee to the benefits under Section B hereof.

H.	Section 409A.

1. Notwithstanding anything to the contrary in this Agreement, if the Employee is a “specified employee” within the meaning of Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”), at the time of the Employee’s termination of employment (other than due to death), the severance payable to the Employee, if any, pursuant to this Agreement, when considered together with any other severance payments or separation benefits that are considered deferred compensation under Section 409A (together, the “Deferred Compensation Separation Benefits”) that are payable within the first six (6) months following the Employee’s termination of employment, will become payable on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of the Employee’s termination of employment. All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if the Employee dies following his termination of employment but prior to the six (6) month anniversary of his or her employment termination, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of the Employee’s death and all other Deferred Compensation Separation Benefits will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Internal Revenue Service and Department of Treasury administrative guidance promulgated under Title 26 of the United States Code (the “Treasury Regulations”).

2. Any amount paid under the Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations shall not constitute Deferred Compensation Separation Benefits for purposes of Section H(1) above.

3. Any amount paid under the Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that does not exceed the Section 409A Limit shall not constitute Deferred Compensation Separation Benefits for purposes of Section H(1) above. For purposes of this Section H, “Section 409A Limit” will mean the lesser of two (2) times: (A) the Employee’s annualized compensation based upon the annual rate of pay paid to the Employee during the Company’s taxable year preceding the Company’s taxable year of the Employee’s termination of employment as determined under Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (B) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which the Employee’s employment is terminated.

4. Any amount paid under the Agreement that qualifies as a payment made as a limited payment pursuant to Section 1.409A-1(b)(9)(v)(D) of the Treasury Regulations (i.e., the amount does not exceed the Code 402(g)(1)(B) dollar amount for the year in which the termination of employment occurs) shall not constitute Deferred Compensation Separation Benefits for purposes of Section H(1) above.

5. It is the intention of the parties that this Agreement complies with Section 409A. The Company and Employee will work together in good faith to consider either (i) amendments to this Agreement or (ii) revisions to the Agreement with respect to any payments under this Agreement, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to the Employee under Section 409A.

For Employees Age 40 or Older

Individual Termination

EXHIBIT A

RELEASE AGREEMENT

I UNDERSTAND AND AGREE COMPLETELY TO THE TERMS SET FORTH IN THE INTRWARE, INC. EMPLOYEE CHANGE OF CONTROL SEVERANCE POLICY (THE “POLICY”).

I understand that this Release, together with the Policy, the Company’s 1996 Stock Option Plan if I currently hold an option outstanding under that plan, the Company’s 1999 Non-Qualified Acquisition Stock Option Plan if I currently hold an option outstanding under that plan, and the Company’s 2006 Equity Incentive Plan if I currently hold an award outstanding, along with the terms of any agreements relating to such options and awards under such plans, and the terms and conditions of any other contract by and between the Company and me providing for severance benefits constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Policy.

I hereby confirm my obligations under the Employment, Confidential Information, Invention Assignment and Arbitration Agreement between the Company and me.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company (other than compensation and benefits accrued on or before any termination of employment); (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended). This Release does not extend to any severance or benefits due to me pursuant to the Policy.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Policy for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not do so); (c) I have twenty-one (21) days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I sign this Release.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

EMPLOYEE

Name:

Date:

A-2

For Employees Age 40 or Older

Group Termination

EXHIBIT B

RELEASE AGREEMENT

I UNDERSTAND AND AGREE COMPLETELY TO THE TERMS SET FORTH IN THE INTRWARE, INC. EMPLOYEE CHANGE OF CONTROL SEVERANCE POLICY (THE “POLICY”).

I understand that this Release, together with the Policy, the Company’s 1996 Stock Option Plan if I currently hold an option outstanding under that plan, the Company’s 1999 Non-Qualified Acquisition Stock Option Plan if I currently hold an option outstanding under that plan, and the Company’s 2006 Equity Incentive Plan if I currently hold an award outstanding, along with the terms of any agreements relating to such options and awards under such plans, and the terms and conditions of any other contract by and between the Company and me providing for severance benefits constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Policy.

I hereby confirm my obligations under the Employment, Confidential Information, Invention Assignment and Arbitration Agreement between the Company and me.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company (other than compensation and benefits accrued before any termination of employment); (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended). This Release does not extend to any severance or benefits due to me pursuant to the Policy.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Policy for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have forty-five (45) days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an office of the Company; (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I sign this Release; and (f) I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

EMPLOYEE

Name:

Date:

B-2

For Employees Under Age 40

Individual and Group Termination

EXHIBIT C

RELEASE AGREEMENT

I UNDERSTAND AND AGREE COMPLETELY TO THE TERMS SET FORTH IN THE INTRWARE, INC. EMPLOYEE CHANGE OF CONTROL SEVERANCE POLICY (THE “POLICY”).

I understand that this Release, together with the Policy, the Company’s 1996 Stock Option Plan if I currently hold an option outstanding under that plan, the Company’s 1999 Non-Qualified Acquisition Stock Option Plan if I currently hold an option outstanding under that plan, and the Company’s 2006 Equity Incentive Plan if I currently hold an award outstanding, along with the terms of any agreements relating to such options and awards under such plans, and the terms and conditions of any other contract by and between the Company and me providing for severance benefits constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Policy.

I hereby confirm my obligations under the Employment, Confidential Information, Invention Assignment and Arbitration Agreement between the Company and me.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company (other than compensation and benefits accrued before any termination of employment); (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended). This Release does not extend to any severance or benefits due to me pursuant to the Policy.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than fifteen (15) days following the date of my employment termination.

EMPLOYEE

Name:

Date:

C-2